SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 4, 2012

ALION SCIENCE AND TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-89756	54-2061691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Tysons Boulevard

Suite 1300

McLean, VA 22102

(703) 918-4480

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2012, Alion Science and Technology Corporation (the “Registrant”) entered into an Employment Agreement (the “Agreement”) effective as of May 16, 2012, with Robert Hirt, Senior Vice President, Sector Manager for the Technology Engineering and Operational Solutions Sector of the Registrant (“Hirt”), pursuant to which the Registrant and Hirt agreed upon the terms of Hirt’s continued employment with the Registrant. Pursuant to the terms of the Agreement, the Registrant has agreed to pay Hirt a base salary of not less than Three Hundred and Twenty Thousand and Forty Dollars ($320,040) per year, subject to adjustments in the discretion of the Board of Directors of the Registrant.

A copy of the Agreement is attached to this current report on Form 8-K as Exhibit 10.44 and is incorporated by reference as though it were fully set forth herein. The foregoing summary description of the Agreement and the transactions contemplated thereby is not intended to be complete, and is qualified in its entirety by the complete text of the Agreement.

Item 9.01        Financial Statements and Exhibits.

(d)	Exhibits

10.44	Employment Agreement by and between Alion Science and Technology Corporation and Robert Hirt

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2012

ALION SCIENCE AND TECHNOLOGY CORPORATION

By:	/s/ Bahman Atefi
Name:	Bahman Atefi
Title:	Chief Executive Officer

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